STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") dated January 20, 2015 (the "Effective Date") is by and between Friction & Heat, LLC, a Utah limited liability company with a mailing address for notice purposes of P.O. Box 2843 in Liverpool, New York 13089 ("Seller"), American Realty Partners, LLC, an Arizona limited liability company with a mailing address for notice purposes of 34225 N. 27th Drive Building 5 in Phoenix, Arizona 85058 ("Buyer"), and Affinity Mediaworks Corp., a Nevada corporation with a mailing address for notice purposes of 5460 Lake Road, Tully, New York 13159 (the "Company"). Seller, Buyer and the Company are collectively referred to herein as the "Parties" or singularly as a "Party."

WHEREAS, Seller owns 6,250,000 shares of issued and outstanding restricted voting capital common stock in the Company identified by certificate number AF_1164, which constitutes less than 10% of the issued and outstanding capital stock in the Company (the "Shares");

WHEREAS, Seller now desires to sell the Shares to Buyer (Exhibit A; the "Purchased Shares"). Buyer desires to purchase the Purchased Shares upon the terms and conditions of this Agreement;

WHEREAS, the Parties incorporate the following exhibits into this Agreement resulting in a fully integrated agreement under Nevada law:

          Exhibit A Copy of Certificate Representing Purchased Shares
          Exhibit B Articles of Incorporation and Bylaws and all amendments, if any, as of closing
          Exhibit C Board of Directors Resolution (Seller)
          Exhibit D Resolution of Manager (Buyer)
          Exhibit E Board of Directors Resolution (Company)
          Exhibit F The Escrow Agreement
          Exhibit G Direct Transfer Security Roster

NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties agree as follows:

1. Sale. Seller sells to Buyer and Buyer purchases from Seller the Purchased Shares for a price equal to One Dollar ($1.00). The Parties agree that the consummation of the sale shall be conducted by the escrow terms and conditions established by the law firm of Hubbard, Snitchler & Parzianello, PLC serving as escrow agent for the transaction contemplated by this Agreement under the Escrow Agreement dated January 30, 2015 (the "Escrow Agreement"). Hubbard, Snitchler & Parzianello, PLC is referred to herein as the "Escrow Agent."

2. Delivery of Shares. Concurrent with execution of this Agreement, Seller has delivered to the Escrow Agent a medallion endorsed certificate for the Purchased Shares sold to Buyer hereunder. The transfer has been noted on the books of the Company, and a certificate for the Purchased Shares has been registered in the name of Buyer, said certificate to be duly endorsed in blank for transfer and held by the transfer agent as of the date of closing of this Agreement.

3. Representations of Seller and Company. The Seller and Company make the following representations, jointly or separately as the case may be, upon which Buyer is relying and which shall survive closing:

          A. Seller is the owner, free and clear of any encumbrances, security interests, pledges, liens, adverse claims, options, proxies, voting agreements or other interests, of all of the Purchased Shares delivered to the Buyer hereunder and that all such Purchased Shares have been validly issued and are fully paid.

          B. The Company is a Nevada corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Seller is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

          C. Exhibit B are true and complete copies of the Articles of Incorporation and Bylaws and all amendments, if any, as of closing.

          D. The execution, delivery, and performance of this Agreement (i) does not and will not violate any provisions of law or any trust agreement applicable to Seller or Company (ii) does not and will not conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) the Company's Articles of Incorporation or Bylaws or any indenture, mortgage, lease, deed of trust; other instrument, contract, or agreement; or any order, judgment, arbitration award, or decree to which Seller or Company is a party or by which any of them or any of their respective assets and properties are bound; and (iii) does not and will not result in the creation of any encumbrance on any of the properties, assets, or business of Seller or Company.

          E. No approval, authority, or consent of or filing by Seller or Company with, or notification to, any federal, state, or local court, authority, or governmental or regulatory body or agency, or any other corporation, limited liability company, partnership, individual, or other entity is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

          F. That the Company has no subsidiaries, or any direct or indirect ownership interest in any other corporation, partnership, association, firm or business in any manner.

          G. The Seller has the power and authority to enter into and perform the terms of this Agreement, the execution and delivery of this Agreement has been duly authorized by the Seller, and this Agreement does constitute the valid and legally bind obligation of the Seller, enforceable in accordance with its terms.

          H. All of the Company's financial statements which have been delivered to Buyer have been prepared in accordance with generally accepted accounting principals ("GAAP") on a basis consistently applied. Except as disclosed on the Company's financial statements, or otherwise included in the ordinary course of business, the Company does not have any debts, liabilities, or obligations or any kind or character whatsoever, whether accrued, absolute, contingent, matured, not matured, known, unknown, or otherwise, and whether or not of a character as would be required to be reflected in a balance sheet of Seller prepared in accordance with GAAP.

          I. There are no actions, suits, or proceedings pending or, to the actual knowledge of the Company or Seller threatened against or effecting the Company at law or in equity.

          J. Except otherwise disclosed in writing to Buyer, neither the Seller nor the Company has entered into any transaction (including, without limitation, any contracts, loans or other agreements otherwise requiring payments) with each other or any other shareholder, officer, or director of the Company or Seller or any member of their immediate families or any of their affiliates which is in any way related to the business of the Company.

          K. Company has filed on a timely basis (within any applicable extension periods) all tax returns it is required to file under any federal, state, local, or foreign law and has paid or established an adequate reserve with respect to all taxes imposed on Company for the periods covered by such returns Further, Company has withheld and paid all taxes required to be withheld and paid to any federal, state, local or foreign government, including but not limited to employment taxes and income taxes withheld from employees of the Company.

          L. The Board of Directors of the Company and the Seller have duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate proceedings on the part of Company or Seller are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. See Exhibit C and Exhibit D

          M. Neither Seller nor Company nor any other person acting on their respective behalves has at any time directly or indirectly used funds for any illegal purpose, including without limitation, the making of any improper political contribution, bribe or kickback.

          N. Neither Seller nor Company has done anything to cause or incur any liability or obligation of Company for investment banking, brokerage, finders, agents or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and Seller or Company does not know of any claim by anyone for such a fee, commission, expense or charge.

          O. Company represents that upon execution of this Agreement it shall redeem and terminate prior stock certificates issued to the Seller in consideration of this Agreement, and in turn, reissue stock certificates reflecting the common stock ownership identified herein, and any applicable restrictions under the Bylaws or Articles of Incorporation.

          P. The Company represents that the Purchased Shares have not been and will not be registered under the Securities Act of 1933 or any state securities act and that the Company has no obligation to cause the Purchased Shares to be so registered at any time.

          Q. The Company is a fully reporting company under the rules promulgated by the United States Securities and Exchange Commission (the "SEC"). The Company has timely filed and is current on all reports required to be filed by it pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934. The Company has no financial information available other than the financial information included in its filings with the SEC.

          R. The Direct Transfer Security Roster constitutes the names, addresses and shares of common and preferred stock issued and outstanding as of the closing of this Agreement. Other than these shares, there are no other issued and outstanding shares of the Company's capital stock (common or preferred).

          S. Seller warrants that the Corporation being transferred shall be transferred with no liabilities and little or no assets, and shall defend and hold Purchaser and the Corporation harmless against any action by any third party against either of them arising out of, or as a consequence of, any act or omission of Seller or the Corporation prior to, or during the closing contemplated by this contract of sale.

          T. Seller will cause all current officers and directors of the Corporation to resign at the Closing pursuant to a duly authorized resolution of the Corporation's board of directors

          U. Neither this Agreement, nor any exhibit, certificate or other instrument and document furnished or to be furnished by Seller or Company to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading.

4. Representations of Buyer. The Buyer makes the following representations upon which the Seller and the Company are relying and which shall survive closing:

          A. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona. To the best of Buyer's knowledge and upon review of corporate records, none of Buyer's members are control persons or affiliates of the Company.

          B. As set forth in Exhibit C, Buyer has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding instrument, enforceable in accordance with its terms.

          C. The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Buyer is a party or by which Buyer is bound.

          D. Buyer is purchasing the Purchased Shares solely for its account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

          E. Buyer is an "accredited investor" as defined under Rule 501 under the Securities Act, and has been provided all information, including publicly filed reports of the Company, the audited annual and/or interim quarterly financial statements of the Company, and all other information publicly filed by the Company.

          F. Buyer hereby agrees that the Purchased Shares are restricted pursuant to Rule 144 and, absent any right to an exemption, the Purchased Shares are subject to Rule 144 public resale requirements.

5. Covenants and Agreements of the Parties. The Parties agree to the following covenants:

          A. At any time after the execution of this Agreement, at a Party's request and without further consideration, a Party will execute and deliver such other instruments and take such action as the other Party may reasonably deem necessary or desirable in order to achieve the objectives of this Agreement.

          B. The Parties shall, in a timely, accurate and complete manner, take all necessary corporate and other action and use all reasonable efforts to obtain all consents, approvals, permits, licenses and amendments of agreements required of the Party to carry out the transactions contemplated in this Agreement.

6. Indemnification. The Parties agree to defend, indemnify and hold harmless the other Party and shall reimburse the other Party for, from and against each claim, loss, liability, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors), directly or indirectly relating to, resulting from or arising out of: (a) Any untrue representation, misrepresentation, breach of warranty or non-fulfilment of any covenant, undertaking, agreement or other obligation by or of the party contained herein; (b) Any acts and omissions of the Party; or (c) Any other losses incidental to any of the foregoing.

7. Survival of Representations. All representations, warranties, covenants, indemnities and agreements by the parties contained in this Agreement shall survive execution of this Agreement and any investigation at any time made by or on behalf of any Party hereto, shall expire on the second anniversary of the execution of this Agreement. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

8. Miscellaneous. The Parties agree to the following miscellaneous provisions:

          A. Binding Effect; Benefits; Assignment. All of the provisions of this Agreement will be binding upon, inure to the benefit of and be enforceable by and against that party and its successors and authorized assigns, except as otherwise expressly provided in this Agreement or for the provisions which are intended to be for the benefit of and will be enforceable by an indemnitee under Section 6. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the signatories thereto any rights or remedies under or by reason of this Agreement. No Party will assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the Parties to this Agreement and any such attempted or purported assignment will be null and void.

          B. Entire Agreement. This Agreement and the exhibits to this Agreement set forth the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement, and supersede all prior contracts, term sheets, letters of intent, exclusivity agreements, and other arrangements and understandings relating to the subject matter hereof and thereof.

          C. Amendment and Waiver. This Agreement may be amended, superseded or canceled, and any of its provisions may be waived, only by a written instrument executed by the Parties or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time to require performance of any provision of this Agreement will in no manner affect the right of that party at a later time to enforce the same or a different provision. No waiver by any party of any condition or the breach of any provision of this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of the same or any other breach or provision of this Agreement.

          D. Governing Law; Exclusive Jurisdiction. This Agreement will be governed by and construed in accordance with the law of the State of Nevada as applicable to contracts made and to be performed in the State of Nevada, without regard to conflicts of laws principles. The Parties hereby submit to the exclusive jurisdiction of the state or federal courts located in the County of Clark, State of Nevada in respect of any proceeding related to or arising out of this Agreement, including any proceeding involving the interpretation or enforcement of the provisions within this Agreement, and the Parties hereby waive, and agree not to assert, any defense in any such action, suit or proceeding, that they are not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the Agreement may not be enforced in or by such courts or that their property is exempt or immune from execution, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper. The Parties agree not to bring any proceeding related to or arising out of this Agreement in any court other than the state or federal courts located in the County of Clark, State of Nevada.

          E. Notices. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement must be in writing and will be deemed to have been duly given on the day of delivery if delivered by hand, on the day of transmission if sent by facsimile or electronic mail with confirmation of receipt (or on the next business day if not sent on a business day), on the first business day following deposit with a nationally recognized overnight mail service, delivery charges prepaid, or on the third business day following first class mailing, with postage prepaid to the "Authorized Agent" for the addressees in the introductory paragraph. A Party may change its address, telephone number or facsimile number by prior written notice to the other party.

          F. Counterparts. This Agreement may be executed by facsimile, digital or other electronic signature and in one or more counterparts, each of which will be deemed an original and together will constitute a single instrument.

          G. Expenses. Except as otherwise expressly provided in this Agreement, each Party will pay its own expenses, costs and fees (including legal and other professional fees and costs) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement.

          H. Publicity. Except as otherwise required by law, and more specifically, the reporting requirements mandated by the SEC, none of the Parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof.

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IN WITNESS WHEREOF, the Parties hereto have signed this Agreement on the Effective Date, even if their respective signatures were affixed to this Agreement at an earlier or later date.

"SELLER"
Friction & Heat, LLC, a Utah
limited liability company

/s/Joseph C. Passalaqua
By: Joseph C. Passalaqua
Its: Authorized Member

"BUYER"
American Realty Partners, LLC, an
Arizona limited liability company

/s/Sean Zarinegar
By: Performance Realty Management, LLC
Through: Sean Zarinegar
Its: Manager

"COMPANY"
Affinity Mediaworks Corp., a Nevada
corporation

/s/Mark T. Gleason By: Mark T. Gleason Its: Chief Operating Officer